SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)2))

[ ] Definitive Information Statement

HEARTLAND OIL AND GAS CORP.
(Name of Registrant as Specified in Charter)

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[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1. Title of each class of securities to which transaction applies:

2. Aggregate number of securities to which transaction applies:

3. Per unit price or other underlying value of transaction, computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4. Proposed maximum aggregate value of transaction:

5. Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1. Amount Previously Paid:

2. Form Schedule or Registration Statement No.:

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4. Date Filed::

SCHEDULE 14C INFORMATION STATEMENT
Pursuant to Regulation 14C of the Securities Exchange Act
of 1934 as amended

HEARTLAND OIL AND GAS CORP.
Suite 1500 - 885 West Georgia Street
Vancouver, British Columbia V6C 3E8 Canada

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is furnished by the Board of Directors of Heartland Oil and Gas Corp., a Nevada corporation, to the holders of record at the close of business on the record date, September 15, 2003, of our corporation's outstanding common stock, $0.001 par value per share, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. This Information Statement is being furnished to such stockholders for the purpose of informing the stockholders in regards to an amendment to our Articles of Incorporation for the alteration of our authorized share capital to authorize the issuance of shares of preferred stock.

On August 29, 2003, our Board of Directors unanimously approved the amendment to our Articles of Incorporation for the amendment of our authorized share capital to authorize the issuance of up to 5,000,000 shares of preferred stock, par value of $0.001 per share (the "Preferred Shares"), for which the Board of Directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of the Preferred Shares.

Subsequent to our Board of Directors' approval of the creation of the Preferred Shares, on September 15, 2003, the holders of the majority of the outstanding shares of our corporation gave us their written consent to the creation of the Preferred Shares. Therefore, following the expiration of the twenty-day (20) period mandated by Rule 14c and the provisions of Chapter 78 of the Nevada Revised Statutes, our corporation will file Articles of Amendment to amend our Articles of Incorporation to authorize the Preferred Shares. We will not file the Articles of Amendment to our Articles of Incorporation until at least twenty (20) days after the filing and mailing of this Definitive Information Statement.

Our Board of Directors approved the alteration of our authorized share capital for the creation of the Preferred Shares in order to enhance our corporation's ability to attract future financing to develop and operate our business.

The proposed Articles of Amendment to our Articles of Incorporation are attached hereto as Appendix A. The Articles of Amendment will become effective when they are filed with the Nevada Secretary of State. We anticipate that such filing will occur twenty (20) days after this Definitive Information Statement is first mailed to our shareholders.

The entire cost of furnishing this Information Statement will be borne by our corporation. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held of record by them.

Our Board of Directors have fixed the close of business on September 15, 2003 as the record date for the determination of shareholders who are entitled to receive this Information Statement. There were 24,268,320 shares of our common stock issued and outstanding on September 15, 2003. We anticipate that this Information Statement will be mailed on or about November 10, 2003 to all shareholders of record as of the record date.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENTS TO OUR ARTICLES OF INCORPORATION.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, since January 1, 2002, being the commencement of our last completed financial year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1. any director or officer of our corporation;

2. any proposed nominee for election as a director of our corporation; and

3. any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are listed below in the section entitled "Principal Shareholders and Security Ownership of Management". To our knowledge, no director has advised that he intends to oppose amendments to our authorized capital as more particularly described herein.

Principal Shareholders and Security Ownership of Management

As of the record date, September 15, 2003, we had a total of 24,268,320 shares of common stock ($0.001 par value per share) issued and outstanding.

The following table sets forth, as of September 15, 2003, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Richard L. Coglon 5548 Parthenon Place West Vancouver, BC Canada V7W 2V7	850,000 (2)(3)	3.43%
Donald Sharpe Suite 1320, 925 West Georgia Street Vancouver, BC, Canada V6C 1G8	525,000(4)	2.15%
Robert Knight 114 W. Magnolia Street, Suite 446 Bellingham, WA 98225	125,000 (5)	*
Randall Buchamer Suite 1500, 885 West Georgia Street Vancouver, BC V6C 3E8	54,500 (6)	*
Michael Bodino Suite 1500, 885 West Georgia Street Vancouver, BC V6C 3E8	50,000 (7)	*
Directors and Executive Officers as a Group	1,604,500	6.39%

*Less than 1%.

(1) Based on 24,268,320 shares of common stock issued and outstanding as of August 27, 2003. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2) Includes options to acquire an aggregate of 500,000 shares of common stock, exercisable within sixty days.

(3) The 350,000 shares of common stock held by Richard Coglon are the subject of a divorce judgement whereby Mr. Coglon's ex-wife is entitled to claim one-half ownership. This judgement is under appeal.

(4) Includes options to acquire an aggregate of 175,000 shares of common stock, exercisable within sixty days.

(5) 50,000 of these shares of common stock are held by Knight Financial Ltd., a company wholly-owned by Robert Knight. Also includes options to acquire an aggregate of 75,000 shares of common stock exercisable within sixty days.

(6) Includes options to acquire an aggregate of 50,000 shares of common stock exercisable within sixty days.

(7) Includes options to acquire an aggregate of 50,000 shares of common stock exercisable within sixty days.

Amendment to OUR CORPORATION'S Articles

Our Articles of Incorporation (the "Articles") currently authorize the issuance of 100,000,000 shares of common stock, $.001 par value. On August 29, 2003, our Board of Directors approved, subject to receiving the approval of a majority of the shareholders of our common stock, an amendment to our Articles to authorize the issuance of shares of preferred stock in the capital of our corporation, for which the Board of Directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of the shares of preferred stock.

The general purpose and effect of the amendment to our corporation's Articles is to authorize the Preferred Shares, which will enhance our Corporation's ability to finance the development and operation of our business.

  Business of heartland oil and gas corp.

We are an exploration stage oil and gas company engaged in the exploration for and development of Coal Bed Methane in the "Soldier Creek Prospect" located in the Forest City Basin of northeast Kansas. Our "Soldier Creek" project encompasses approximately 165,000 acres of prospective frontier coal bed methane lands. Our subsidiary, Heartland Oil and Gas Inc., holds the interests in the leases and operates the project.

Our company, Heartland Oil and Gas Corp., was incorporated in the State of Nevada on July 9, 1998, under the name Adriatic Holdings Ltd.

On September 17, 2002 we acquired all of the issued and outstanding stock of Heartland Oil and Gas Inc., a private Nevada Corporation, from its stockholders in exchange for 12,212,429 shares of our common stock. As a result, the former stockholders of Heartland Oil and Gas Inc. own a majority of our outstanding stock. Therefore, for accounting purposes, Heartland Oil and Gas Inc. was deemed to have acquired Adriatic Holdings Ltd. Heartland Oil and Gas Inc. survives as our wholly-owned subsidiary. Heartland Oil and Gas Inc. is an oil and gas exploration company that has interests in leases covering approximately 165,000 acres in central Kansas where 7 test wells have been drilled.

As part of the share exchange we changed our name, effective November 4, 2002, to "Heartland Oil and Gas Corp.", and increased the authorized common stock of our company from 25,000,000 to 100,000,000 with a par value of $0.001 per share. As a result we presently have 100,000,000 authorized shares of common stock. As of the record date we had approximately 24,268,320 shares issued and outstanding.

We have not been involved in any bankruptcy, receivership or similar proceeding.

Shareholder approval for the authorization of the Preferred Shares was obtained by written consent of shareholders owning 14,208,130 shares of our common stock, which represented 58% on the record date, September 15, 2003. The creation of the Preferred Shares will not become effective until not less than twenty (20) days after this Information Statement is first mailed to shareholders of our common stock and until the appropriate filings have been made with the Nevada Secretary of State.

dissenters rights

Under Nevada law, shareholders of our common stock are not entitled to dissenter's rights of appraisal with respect to our proposed amendments to our Articles of Incorporation in connection with the creation of the Preferred Shares.

Financial and Other Information

For more detailed information on our Corporation, including financial statements, you may refer to our Form 10-KSB and other periodic filings made with the SEC from time to time. Copies of these documents were mailed to all shareholders of our Corporation. Additional copies are available on the SEC's EDGAR database at www.sec.gov or by calling our secretary at 1.866.693.5500.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, Heartland Oil and Gas Corp. has duly caused this report to be signed by the undersigned hereunto authorized.

October 23, 2003

HEARTLAND OIL AND GAS CORP.

By: /s/ Richard Coglon
Richard Coglon
President and Director

APPENDIX A

CERTIFICATE OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
HEARTLAND OIL AND GAS CORP.

Pursuant to the provisions of NRS 78.385 and 78.390 Nevada Revised Statutes, this Nevada profit corporation adopts the following articles of amendment to its articles of incorporation:

1. The Articles have been amended as follows (provide article numbers if available):

ARTICLE IV. STOCK

The Capital Stock shall consist of 100,000,000 shares of common stock, $0.001 par value, all of which stock shall be entitled to voting power, and 5,000,000 shares of preferred stock, $0.001 par value. To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.195 and 78.1955), as the same now exists or may hereafter be amended or supplemented, the Board of Directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of capital stock of the Corporation. The Corporation may issue the shares of stock for such consideration as may be fixed by the Board of Directors.

3. The vote by which the shareholders holding shares in the Corporation entitling them to exercise at least a majority of the voting power, or such greater portion of the voting power as may be required in the case of a vote by classes or Class, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is 58%.*

4. Signatures

______________________________________
Richard Coglon, President and Director

This instrument was acknowledged before me on _________, 2003, by RICHARD COGLON, known or proved to be the person executing the above instrument.

Notary Public

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or Class of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or Class affected by the amendment regardless of limitations or restrictions on the voting power thereof.